Exhibit 10.2

LIMITED GUARANTY

LIMITED GUARANTY, dated as of February 18, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), made by RMR Mortgage Trust, a Maryland statutory trust (the “Guarantor”), in favor of UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”).

RECITALS

Pursuant to the Master Repurchase Agreement, dated as of February 18, 2021 between RMTG Lender LLC (the “Seller”) and the Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), the Buyer has agreed from time to time to enter into transactions with the Seller upon the terms and subject to the conditions set forth therein. It is a condition precedent to the obligation of the Buyer to enter into Transactions with the Seller under the Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to the Buyer.

Now, therefore, in consideration of the foregoing promises and to induce the Buyer to enter into the Repurchase Agreement and engage in Transactions with the Seller, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees to guarantee certain of the Seller’s obligations under the Repurchase Agreement to the extent set forth herein as may be amended, restated, supplemented or otherwise modified from time to time.

1.                  Defined Terms.

(a)               Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

(b)               For purposes of this Guaranty, the following terms shall have the following meanings:

“Full Recourse Trigger Event” shall mean an Insolvency Event has occurred with respect to the Seller other than an involuntary bankruptcy petition not filed by Seller, Guarantor, any Affiliate thereof or Buyer and not consented to by Seller, Guarantor or any Affiliate thereof or with the collusion of Seller, Guarantor or any Affiliate thereof.

“Losses Recourse Trigger Event” shall mean any of the following events: the Seller, the Guarantor or any of Seller’s or Guarantor’s officers, directors, employees, Subsidiaries or Affiliates have engaged in fraudulent acts, made intentional misrepresentations, engaged in the intentional misapplication, misappropriation or conversion of funds or otherwise acted with willful misconduct, in each of the aforementioned events, in connection with the Program Documents or any Purchased Assets subject to a Transaction.

“Obligations” shall mean all obligations and liabilities of the Seller to the Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, for payment to the Buyer (including, without limitation, Price Differential accruing after the Repurchase Date for the Transactions and Price Differential accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Seller, whether or not a claim for post filing or post-petition interest is allowed in such proceeding), which arises under, or out of or in connection with the Repurchase Agreement, this Guaranty and any other Program Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Buyer that are required to be paid by the Seller pursuant to the terms of such documents), all “claims” (as defined in Section 101 of the Bankruptcy Code) of the Buyer against the Seller, or otherwise.

(c)               The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(d)               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.                                          Guarantee.

(a)               Guarantor hereby, unconditionally and irrevocably, guarantees to the Buyer and its permitted successors, indorsees, transferees and assigns, the prompt and complete payment by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the following (the “Guaranteed Obligations”):

(i)                with respect to any Transaction the subject of which is an Approved Non-Controlling Participation Interest, the Repurchase Price thereof;

(ii)               with respect to all Transactions (other than in connection with a matter covered by clauses (i), (iii) or (iv) hereof), the aggregate Repurchase Price thereof, but not to exceed an aggregate amount equal to the product of (x) twenty-five percent (25%) multiplied by (y) such aggregate Repurchase Price;

(iii)                in connection with a Full Recourse Trigger Event, the full amount of the Obligations; and

(iv)                in connection with a Losses Recourse Trigger Event, the full amount of all actual, out-of-pocket losses, damages, costs, expenses, liabilities, claims and documented legal fees incurred by Buyer attributable to or arising from such Losses Recourse Trigger Event.

(b)               Guarantor further agrees to pay any and all out-of-pocket expenses (including, without limitation, all reasonable attorneys’ fees and disbursements of counsel) actually paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the later of (i) the termination of the Repurchase Agreement and (ii) the Guaranteed Obligations are paid in full, notwithstanding that from time to time prior thereto the Seller may be free from any Guaranteed Obligations.

(c)               Subject to the limitations expressly set forth in Section 2(a), no payment or payments made by the Seller, Guarantor, any other guarantor or any other Person or received or collected by the Buyer from the Seller, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made in respect of the Guaranteed Obligations or payments received or collected in respect of the Guaranteed Obligations, remain liable for the Guaranteed Obligations until the Guaranteed Obligations are paid in full and the Repurchase Agreement is terminated subject to the provisions of Section 7 hereof.

(d)               Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to the Buyer on account of the Guaranteed Obligations, Guarantor will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.

(e)               By its acceptance hereof, the Buyer agrees that it shall (i) deliver notice to Guarantor in the event that it makes demand hereunder on Guarantor, and (ii) notify Guarantor prior to enforcing its remedies against the Seller under any of the Program Documents.

3.                  Right of Set-off. Upon the occurrence of any Event of Default, Guarantor hereby irrevocably authorizes the Buyer at any time and from time to time without notice to Guarantor, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all monies and other property of the Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of Guarantor, or any part thereof in such amounts as the Buyer may elect, against and on account of the Guaranteed Obligations and liabilities of Guarantor to the Buyer hereunder and claims of every nature and description of the Buyer against Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement, or otherwise, as the Buyer may elect, whether or not the Buyer has made any demand for payment from Guarantor and although such Guaranteed Obligations and liabilities and claims may be contingent or unmatured. By its acceptance hereof, the Buyer agrees that it shall notify Guarantor promptly of any such set-off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have.

4.                  No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Buyer, Guarantor shall not be entitled to be subrogated to any of the rights of the Buyer against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyer for the payment of the Guaranteed Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by Guarantor hereunder, until all amounts owing to the Buyer by the Seller on account of the Obligations are paid in full and the Repurchase Agreement is terminated. Guarantor hereby subordinates all of its subrogation rights against Seller to the full payment of Obligations due Buyer under the Repurchase Agreement for a period of ninety-one (91) days following the final payment of the last of all of the Obligations under the Program Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amounts shall be held by Guarantor in trust for the Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to the Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyer may determine.

5.                  Amendments, Etc. with Respect to the Guaranteed Obligations; Waiver of Rights. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Buyer may be rescinded by the Buyer and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Repurchase Agreement, and the other Program Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. The Buyer shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Guaranteed Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.                  Guaranty Absolute and Unconditional.

(a)               Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty, the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Seller or Guarantor, on the one hand, and the Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(b)               Guarantor hereby expressly waives all set-offs and counterclaims and all diligence, presentments, demands for payment, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, notice of default or nonpayment to or upon the Seller or Guarantor, surrender or other handling or disposition of assets subject to the Repurchase Agreement, any requirement that Buyer exhaust any right, power or remedy or take any action against the Seller or against any assets subject to the Repurchase Agreement, and other formalities of any kind, except for such notices that the Buyer has expressly agreed to deliver under this Guaranty or any other Program Document.

(c)               Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of the Repurchase Agreement, any of the Obligations, Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyer, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller from the Obligations, or of Guarantor from this Guaranty, in bankruptcy or in any other instance.

(d)               When pursuing its rights and remedies hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against Guarantor.

(e)               This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Buyer, and its successors, indorsees, transferees and assigns, until all the Obligations and the Guaranteed Obligations shall have been satisfied by payment in full and the Repurchase Agreement shall be terminated, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(f)                Guarantor waives, to the fullest extent permitted by applicable law, all defenses of surety to which it may be entitled by statute or otherwise.

(g)               Guarantor has independently reviewed the Repurchase Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Seller or any other guarantor to the Buyer, now or at any time and from time to time in the future.

7.                  Reinstatement. The Guaranteed Obligations and this Guaranty shall continue to be effective, or be reinstated, as the case may be, and be continued in full force and effect, if at any time any payment, or any part thereof, of any of the Obligations or Guaranteed Obligations is rescinded, invalidated, declared fraudulent or preferentially set aside or must otherwise be restored, returned or repaid by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or Guarantor or any substantial part of its or their property, or for any other reason, all as though such payments had not been made.

8.                  Payments. Guarantor hereby guarantees that payments hereunder will be paid to the Buyer without set-off or counterclaim in U.S. Dollars.

9.                  Representations and Warranties. Guarantor represents and warrants to Buyer as of the date of this Guaranty and on each date while the Program Documents are in full force and effect that:

(a)               Organization, Etc. Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Guarantor (i) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (ii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (iii) has full power and authority to execute, deliver and perform its obligations under this Guaranty and the other Program Documents to which it is a party.

(b)               Authorization, Compliance, Approvals. The execution and delivery of, and the performance by Guarantor of its obligations under, this Guaranty and the other Program Documents to which it is a party (i) are within Guarantor’s powers, (ii) have been duly authorized by all requisite action, (iii) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (iv) do not violate any indenture, agreement, document or instrument to which Guarantor is a party, or by which any of them or any of their properties, any of the Repurchase Assets is bound or to which any of them is subject and (v) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Program Document, result in the creation or imposition of any Lien (except for any Liens created pursuant to the Program Documents) upon any of the property or assets of Guarantor pursuant to, any such indenture, agreement, document or instrument. Guarantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of this Guaranty and the other Program Documents to which it is a party.

(c)               Litigation. Except as disclosed to Buyer in writing, as of the date of this Guaranty, there are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the best of Guarantor’s knowledge, threatened in writing) or other legal or arbitrable proceedings involving Guarantor or affecting any of the Repurchase Assets or any of the other Properties of Guarantor before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Program Documents or any material action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than the Litigation Threshold or (iii) individually or in the aggregate, if adversely determined, would be reasonably likely to have a Material Adverse Effect. For purposes of this Section 9(c), “knowledge” of Guarantor shall mean actual knowledge of any senior officer thereof, including, without limitation, the CEO, CFO or Secretary.

(d)               Enforceability. This Guaranty and all of the other Program Documents executed and delivered by Guarantor in connection herewith are legal, valid and binding obligations of Guarantor and are enforceable against Guarantor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Requirement of Law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(e)               Ability to Perform. Guarantor does not believe, nor does Guarantor have any reason or cause to believe, that it cannot perform each and every covenant contained in this Guaranty and the other Program Documents to which it is a party on its part to be performed.

(f)                Accurate and Complete Disclosure. The information, reports, Financial Statements, exhibits and schedules furnished in writing by or on behalf of Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Guaranty, the Repurchase Agreement or performance hereof and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect. All written information furnished after the date hereof by or on behalf of Guarantor to Buyer in connection with this Guaranty, the Repurchase Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to Guarantor, that would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby. With respect to information and reports prepared by third parties, the representations and warranties made in this paragraph shall be limited to Guarantor’s knowledge. For purposes of this Section 9(f), “knowledge” of Guarantor shall mean actual knowledge of any senior officer thereof, including, without limitation, the CEO, CFO or Secretary.

(g)               Investment Company. As of January 5, 2021, Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h)               Solvency. Guarantor is not contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.

(i)                 ERISA. During the Reporting Period, with respect to any Plan, the benefits under which Plan are guaranteed, in whole or in part, by the PBGC: (i) Guarantor and each ERISA Affiliate has funded and will continue to fund each Plan as required by the provisions of Section 412 of the Code; (ii) Guarantor and each ERISA Affiliate has caused and will continue to cause each Plan to pay all benefits when due; (iii) except as otherwise disclosed, neither Guarantor nor any ERISA Affiliate has been or is obligated to contribute to any multiemployer plan as defined in Section 3(37) of ERISA and subject to Title IV of ERISA; (iv) Guarantor (on behalf of ERISA Affiliate, if applicable) will provide to Buyer (A) no later than the date of submission to the PBGC, a copy of any notice of a Plan’s termination, (B) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code and (C) required notice of any Reportable Event (and has, prior to the date of this Guaranty, provided to Buyer a copy of any document described in clauses (iv)(A), (B) or (C) relating to any date in the Reporting Period prior to the date of this Guaranty); and (v) Guarantor and each ERISA Affiliate will subscribe from the date of this Guaranty to the termination of this Guaranty to any contingent liability insurance provided by the PBGC to protect against employer liability upon termination of a guaranteed pension plan, if available to Guarantor or ERISA Affiliate, as applicable.

(j)                 Taxes.

(i)                Guarantor has timely filed all income, franchise and other material Tax returns that are required to be filed by it and has timely paid all material Taxes due and payable by Guarantor or imposed with respect to any of its property and all other material fees and other charges imposed on it or any of its property by any Governmental Authority, except for any such Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(ii)               There are no material Liens for Taxes with respect to any assets of Guarantor, and no claim is being asserted with respect to Taxes of Guarantor, except for statutory Liens for Taxes not yet due and payable or for Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and, in each case, with respect to which adequate reserves have been provided in accordance with GAAP.

(k)               No Reliance. Guarantor has made its own independent decisions to enter into this Guaranty and the other Program Documents to which it is a party based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Guarantor is not relying upon any advice from Buyer as to any aspect of this Guaranty, including without limitation, the legal, accounting or tax treatment of this Guaranty.

(l)                 Plan Assets. Guarantor is not an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and transactions by or with Guarantor are not, to Guarantor’s knowledge, subject to any state or local statute regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA.

(m)             Real Estate Investment Trust. To the extent Guarantor is a REIT, Guarantor has maintained its status as a REIT and has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code.

(n)               Anti-Money Laundering Laws. Guarantor has complied with all Anti-Money Laundering Laws; Guarantor has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws.

(o)               No Prohibited Persons. Guarantor is not a Prohibited Person nor are any of Guarantor’s officers or directors a Prohibited Person. To Guarantor’s knowledge, none of their respective partners, members nor Affiliates are a Prohibited Person. To Guarantor’s knowledge none of the above Persons are owned or controlled by a Prohibited Person). Neither Guarantor nor any of its officers or directors or, to Guarantor’s knowledge, its partners or members, officers, directors or Affiliates is currently subject to any economic sanctions administered or imposed by OFAC, the United Nations Security Council, the European Union or other relevant sanctions authority, and Guarantor will not directly or indirectly use the proceeds of any Transactions contemplated hereunder, or knowingly lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity for the purpose of financing or supporting the activities of any person or entity currently subject to any such sanctions by such authorities. For purposes of this Section 9(o), “knowledge” of Guarantor shall mean actual knowledge of any senior officer thereof, including, without limitation, the CEO, CFO or Secretary.

(p)               Financial Statements. All Financial Statements of Guarantor heretofore delivered to Buyer are complete and correct in all material respects as of the date referenced therein and do not omit to disclose any material facts necessary to make the statements therein, in light of the circumstances in which they are made, not misleading in any material respect. Since the last day covered by such Financial Statements, there has been no material adverse change in the consolidated business, operations or financial condition of Guarantor from that set forth in said Financial Statements nor is Guarantor aware of any state of facts which (without notice or the lapse of time) would be reasonably likely to result in any such material adverse change, in each case, that would reasonably be expected to result in a Material Adverse Effect.

10.              Covenants. On and as of the date of this Guaranty and at all times until this Guaranty is no longer in force, Guarantor covenants as follows:

(a)               Preservation of Existence; Compliance with Law. Guarantor shall (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business; (ii) comply with any applicable Requirement of Law; (iii) maintain all licenses, permits or other approvals necessary for Guarantor to conduct its business and to perform its obligations under this Guaranty and the other Program Documents to which it is a party, and shall conduct its business in accordance with any applicable Requirement of Law; and (iv) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

(b)               Taxes. Guarantor shall timely file all income, franchise and other material Tax returns that are required to be filed by Guarantor and shall timely pay all material Taxes due and payable by Guarantor or imposed with respect to any of its property and all other material fees and other charges imposed on Guarantor or any of its property by any Governmental Authority, except for any such Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(c)               True and Correct Information. All information, reports, exhibits, schedules, Financial Statements or certificates of Guarantor or any of its officers furnished to Buyer hereunder or under the Repurchase Agreement and during Buyer’s diligence of Guarantor will be true and complete in all material respects and will not, when taken as a whole, omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading in any material respect. All required Financial Statements, information and reports delivered by Guarantor to Buyer pursuant to this Guaranty and the Repurchase Agreement shall be prepared in accordance with GAAP, or as applicable to SEC filings, the appropriate SEC accounting requirements. With respect to information and reports prepared by third parties, the representations and warranties made in this paragraph shall be limited to Guarantor’s knowledge. For purposes of this Section 10(c), “knowledge” of Guarantor shall mean actual knowledge of any senior officer thereof, including, without limitation, the CEO, CFO or Secretary.

(d)               Material Adverse Effect. Guarantor shall not incur any liability to any Plan of an ERISA Affiliate that could reasonably be expected to cause a Material Adverse Effect.

(e)               Reserved.

(f)                Beneficial Ownership Certification.  Guarantor shall at all times either (i) ensure that Guarantor has delivered to Buyer a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all material respects or (ii) deliver to Buyer an updated Beneficial Ownership Certification within one (1) Business Day following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all material respects. To the extent Guarantor believes that it is excluded from the requirements of the Beneficial Ownership Regulation, Guarantor shall certify as such and provide the specific exclusion relied on.

(g)               Financial Condition Covenants. Guarantor shall comply with the financial covenants set forth in Section 3 of the Pricing Letter.

(h)               Illegal Activities. Guarantor shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(i)                 Reserved.

(j)                 Limitation on Dividends and Distributions. During the continuance of an Event of Default, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Guarantor, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Guarantor, either directly or indirectly, whether in cash or property or in obligations of Guarantor or any of Guarantor’s consolidated Subsidiaries; provided that Guarantor may distribute the minimum amount of cash required to be distributed so that Guarantor can maintain its status as a “real estate investment trust” under Sections 856 through 860 of the Code and avoid the payment of any income or excise taxes imposed under Section 857(b)(1), 857 (b)(3) or 4981 of the Code.

(k)               Transactions with Affiliates. During the continuance of an Event of Default, Guarantor shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate unless such transaction is (i) not otherwise prohibited in this Guaranty, (ii) in the ordinary course of Guarantor’s business, and (iii) upon fair and reasonable terms no less favorable to Guarantor, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(l)                 Status. Guarantor agrees that should Guarantor enter into a repurchase agreement with any Person other than Buyer or an Affiliate of Buyer which by its terms provides materially more favorable terms to the counterparty with respect to any financial covenants applicable to Guarantor as compared to the financial covenants contained in Section 3 of the Pricing Letter applicable to Guarantor, Guarantor shall immediately notify Buyer of such more favorable terms contained in such agreement, identifying such more favorable terms with reasonable specificity.

(m)             Sharing of Information. Without limiting the other rights of Buyer under this Guaranty, following the occurrence and continuation of an Event of Default, Guarantor hereby allows and consents to Buyer, subject to applicable law, exchanging information related to Guarantor, its credit, its mortgage loan originations and the Transactions hereunder with Third Party Participants, provided that Buyer notifies such Third Party Participants of the confidential nature of such information and such Third Party Participants agree to maintain the confidentiality of such information, and Guarantor shall permit each Third-Party Participant to share such similar information with Buyer, which information the Buyer agrees to maintain as confidential information subject to the confidentiality provisions of the Program Documents.

(n)               Financial Reporting. Guarantor shall furnish to Buyer, with a certification by the president or chief financial officer of Guarantor the Financial Statements and simultaneously with the furnishing of each of the Financial Statements a certificate in the form of Exhibit A to the Pricing Letter and certified by the president or chief financial officer of Guarantor.

(o)               Notice of Proceedings or Adverse Change. Guarantor shall provide notices to Buyer in accordance with Section 12(c) of the Repurchase Agreement.

11.              Event of Default. If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, Guarantor agrees that, as between Guarantor and Buyer, the Guaranteed Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against a Seller and that, in the event of any such declaration (or attempted declaration), such Guaranteed Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.

12.                                      Waiver of Rights. Guarantor hereby waives: (i) notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty, and the Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Seller and the Guarantor, on the one hand, and the Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty; (ii) diligence, presentment, protest, all demands whatsoever, and notice of default or nonpayment with respect to the Guaranteed Obligations, except for such notices that Buyer has agreed to deliver under this Guaranty or any other Program Document; (iii) the filing of claims with any court in case of the insolvency, reorganization or bankruptcy of the Seller; and (iv) any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of the Guarantor, including (but without typifying or limiting this waiver), failure by the Buyer to perfect a security interest in any collateral securing performance of any Obligation, Guaranteed Obligation or to realize the value of any collateral or other assets which may be available to satisfy any Guaranteed Obligation and any delay by the Buyer in exercising any of its rights hereunder or against the Seller.

13.              Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages of the Repurchase Agreement, or, with respect to Guarantor, at the “Address for Notices” specified below its name on the signature page hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted electronically or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

14.              Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.              Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by the Buyer relative to the subject matter hereof or thereof not reflected herein or therein.

16.              Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer.

(b)               The Buyer shall not by any act (except by a written instrument pursuant to Section 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion.

(c)               The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.              Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.              Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the Buyer and its successors and assigns. This Guaranty may not be assigned by Guarantor without the express written consent of the Buyer.

19.              Governing Law. This Guaranty shall be governed by the internal laws of the State of New York without giving effect to the conflict of law principles thereof.

20.              Electronic Signatures. The parties agree that this Guaranty, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Guaranty may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

21.              SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)             SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER PROGRAM DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)              CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)             AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED;

(D)             AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND

(E)              WAIVES ANY RIGHT TO CLAIM OR RECOVER FROM THE OTHER PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION.

22.              WAIVER OF JURY TRIAL. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, THE BUYER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23.              Intent. This Guaranty is intended to constitute an “arrangement or other credit enhancement related to” the Repurchase Agreement and Transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

24.              Repurchase Agreement Provisions. Sections 7 (Taxes), 18 (Assignability), 22 (Set-off) and 31 (Confidentiality) of the Repurchase Agreement are hereby incorporated by reference as if each such section was specifically set forth herein and are agreed to by Guarantor.

25.              Acknowledgments. Guarantor hereby acknowledges that:

(a)               Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Program Agreements;

(b)               the Buyer does not have any fiduciary relationship to Guarantor, and the relationship between the Buyer and Guarantor is solely that of guarantor and creditor; and

(c)               no joint venture exists between the Buyer and Guarantor or among the Buyer, the Seller and Guarantor.

26.              Authorizations. Any of the persons whose signatures and titles appear on Schedule1 hereto are authorized, acting singly, to act for Guarantor to the extent set forth therein, as the case may be, under this Guaranty. The Guarantor may amend Schedule 1 from time to time by delivering a revised Schedule 1 to Buyer and expressly stating that such revised Schedule 1 shall replace the existing Schedule 1.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Limited Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

RMR MORTGAGE TRUST,
as Guarantor

By:	/s/ G. Douglas Lanois
Name: G. Douglas Lanois
Title: Chief Financial Officer and Treasurer

Address for Notices:

RMR Mortgage Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention: Matthew Jordan
Telephone No: (617) 796-7684
Email: mjordan@rmrgroup.com

with copies to:

RMR Mortgage Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention: Jennifer B. Clark, Esq.
Telephone No: (617) 796-8183
Email: jclark@rmrgroupadvisors.com

and

Goulston & Storrs
400 Atlantic Avenue
Boston, Massachusetts 02110
Attention: James H. Lerner, Esq.
Phone: (617) 574-3525
Email: jlerner@goulstonstorrs.com

Signature Page to the Limited Guaranty

SCHEDULE 1

GUARANTOR AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Guarantor under this Guaranty:

Name	Title	Signature

Tom Lorenzini	President	/s/ Thomas Lorenzini

G. Douglas Lanois	Chief Financial Officer and Treasurer	/s/ G. Douglas Lanois

Jennifer Clark		/s/ Jennifer B. Clark
Secretary

Authorized Representatives to the Limited Guaranty